As filed with the Securities and Exchange Commission on March 1, 1994
                                                      Registration No. 33-______

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                        ____________________________

                                  Form S-8

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        _____________________________

                         RIGGS NATIONAL CORPORATION
             (Exact name of issuer as specified in its charter)

                        _____________________________

                Delaware                        52-1217953
   (State or other jurisdiction of             (IRS Employer
incorporation or organization)              Identification No.)

           1503 Pennsylvania Avenue, N.W., Washington, D.C. 20005 (Address, including zip code, of Principal Executive Offices)

                           THE RIGGS NATIONAL BANK
                           EMPLOYEES' SAVINGS PLAN
                          (Full title of the Plan)

                             DAVID LESSER, ESQ.
                               General Counsel
                         Riggs National Corporation
                            800 17th Street, N.W.
                           Washington, D.C.  20006
          (Name, address, including zip code, of agent for service)

                                202/835-5345
        Telephone number, including area code, of agent for service)

                       Calculation of Registration Fee

- --------------------------------------------------------------------------------
Title of
securities                 Proposed maximum    Proposed maximum    Amount of
to be       Amount to be   aggregate offering  aggregate offering  registration
registered  registered        per unit                price           fee
- --------------------------------------------------------------------------------

Common Stock 100,000 shs.(1)   $9.62(2)       $962,000.00(2)      $331.73
$2.50 par
value per
 share

- --------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the issuer's outstanding shares of common stock. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indefinite amount of interests to be offered or sold pursuant to the employee benefit plan described above.


(2) Estimated solely for the purpose of computing the registration fee. Pursuant to Rule 457(c), the calculation of the registration fee is based on the average of the high and low sales prices of the Registrant's Common Stock in the over-the-counter market on February 24, 1994 as reported by NASDAQ.

                                    PART II


Item 3.  Incorporation of Documents by Reference

     The following documents concerning Registrant and the Plan are incorporated herein by reference and made a part hereof:

     (a) Registrant's Annual Report on Form 10-K for the year ended December 31, 1992, as amended by Forms 10-KA dated July 2, 1993, September 21, 1993, October 4, 1993, and October 26, 1993;

     (b) Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1993, as amended by Forms 10-QA dated July 2, 1993, September 21, 1993, and October 27, 1993;

     (c) Registrant's Proxy Statement for the Annual Meeting of Shareholders dated April 19, 1993;

     (d) Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1993, as amended by Forms 10-QA dated September 21, 1993 and October 27, 1993; Registrant's Current Report on Form 8-K dated October 27, 1993, December 21, 1993 and January 18, 1994;

     (e) Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 1993, as amended by Form 10-QA dated December 7, 1993; and

     (f) The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form S-3 relating to 4,000,000 shares of Registrant's 10.75% Noncumulative Perpetual Preferred Stock, Series B and 2,924,000 shares of Registrant's Common Stock, as amended by Amendment No. 3 dated December 15, 1993.

     (g) All reports and other documents filed by Registrant pursuant to Sections 13(a), 13(b), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.


Item 4.  Description of Securities

     Not applicable, as Registrant's Common Stock is registered under Section
12.

Item 5.  Interests of Experts and Counsel

     The consolidated financial statements of the Registrant contained in Registrant's Annual Report on Form 10-K as of December 31, 1992 and 1991 and for the years ended December 31, 1992, 1991, and 1990, incorporated herein by reference, have been audited by Arthur Andersen & Co., independent public accountants, as stated in their report with respect thereto which is incorporated by reference herein upon the authority of said firm as experts in giving said reports. With respect to the financial statements of Riggs AP, an indirect, wholly owned subsidiary of the Registrant, as of December 31, 1992 and 1991 and for the years ended December 31, 1992, 1991 and 1990, Arthur Andersen & Co. has based its report referred to above, as stated in such report, solely on the report of Ernst & Young, independent auditors, with respect to such financial statements of Riggs AP. The report of Ernst & Young with respect to such financial statements is incorporated herein by reference upon the authority of said firm as experts in giving said reports.

     The validity of the shares of Common Stock offered hereby will be passed upon for the Corporation by David Lesser, General Counsel of the Corporation.
As of the date of this Prospectus, Mr. Lesser owned 1,000 shares of Common Stock directly and 1,000 shares as custodian for his minor son. Mr. Lesser also owned 350 shares of Class B Preferred Stock. In addition, Mr. Lesser held outstanding stock options for 20,000 shares of Common Stock.


Item 6.  Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of the State of Delaware, Article Eleventh of the Corporation's Certificate of Incorporation and Section
14.1 of the Corporation's Bylaws provide for indemnification of the Corporation's directors and officers in a variety of circumstances which may include liabilities under the Securities Act of 1933.

     The general effect of the provisions in the Corporation's Certificate of Incorporation and Delaware General Corporation Law is to provide that the Corporation shall indemnify its directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with the defense or settlement of any judicial or administrative proceedings in which they become involved by reason of their status as directors or officers of the Corporation, if they acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. With respect to legal proceedings by or in the right of the Corporation in which a director or officer is adjudged liable for improper performance of his duty to the Corporation or another enterprise which he served in a similar capacity at the request of the Corporation, indemnification is limited by such provisions to that amount which is permitted by the court. In addition, the Corporation has purchased insurance as permitted by Delaware law on behalf of directors, officers, employees or agents, which may cover liabilities under the Securities Act of 1933.

     In addition, Article Eleventh of the Corporation's Certificate of Incorporation provides that no director of the Corporation will be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. This provision does not eliminate or limit the liability of a director for; (i) breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) willful or negligent conduct in paying illegal dividends or improperly purchasing or redeeming the Corporation's own stock; or (iv) any transaction in which the director obtains an improper personal benefit.


Item 7.  Exemption from Registration Claimed

     None.


Item 8.  Exhibits

     Item Number as per Item 601 of Regulation S-K.

     4(A) The Registrant's Certificate of Incorporation, as amended, contained in its Quarterly Report on Form 10-Q for the period ended September 30, 1989, is incorporated by reference.

     4(B) The Registrant's By-Laws, as amended, contained in its Annual Report on Form 10-K for the year ended December 31, 1992, are incorporated by reference.

     5(A) Opinion of David Lesser, Esquire, General Counsel of the Registrant, with respect to validity of the Common Stock of the Registrant registered hereunder (filed herewith).

     (B) Registrant undertakes to submit The Riggs National Bank Employees' Savings Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify The Riggs National Bank Employees' Savings Plan.

     24(A)  Consent of Arthur Andersen & Co. (filed herewith).
            Consent of Ernst & Young (filed herewith).

     25.  Power of Attorney (filed herewith).


Item 9.  Undertakings

     Item 512(a).  Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the
- --------  -------
registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Item 512(b). Registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Item 512(e). Registrant undertakes to deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given, a copy of Registrant's latest annual report to stockholders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934, and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each employee to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Item 512(h). Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on this 9th day of February, 1994.


                                 RIGGS NATIONAL CORPORATION,
                                 a Delaware corporation (Registrant)



                                 By:  /s/ Joe L. Allbritton
                                    -----------------------
                                     Joe L. Allbritton
                                     Chairman of the Board and
                                     Chief Executive Officer



     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan administrators have duly caused this Registration Statement to be signed on the Plan's behalf by the undersigned, duly authorized, in the City of Washington, District of Columbia, on this 9th day of February, 1994.


                                 THE RIGGS NATIONAL BANK
                                 EMPLOYEES' SAVINGS PLAN



                                 By:  /s/ Joe L. Allbritton
                                    -----------------------

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                       Title             Date
- ---------                       -----             ----

/s/ Joe L. Allbritton           Chairman of the       02/09/1994
- ------------------------------  Board and Chief
Joe L. Allbritton               Executive Officer


/s/ Paul M. Homan               Vice Chairman of      02/09/1994
- ------------------------------  the Board
Paul M. Homan


/s/ Timothy C. Coughlin         President             02/09/1994
- ------------------------------
Timothy C. Coughlin


/s/ John L. Davis               Chief Financial       02/28/1994
- ------------------------------  Officer (Principal
John L. Davis                   Financial and
                                Accounting Officer)


/s/ Barbara B. Allbritton       Director              02/09/1994
- ------------------------------
Barbara B. Allbritton


                                Director
- ------------------------------
Norman R. Augustine


/s/ Calvin Cafritz              Director              02/09/1994
- ------------------------------
Calvin Cafritz


/s/ Charles A. Camalier, III    Director              02/09/1994
- ------------------------------
Charles A. Camalier, III


/s/ Ronald E. Cuneo             Director              02/09/1994
- ------------------------------
Ronald E. Cuneo


/s/ Floyd E. Davis, III         Director              02/09/1994
- ------------------------------
Floyd E. Davis, III



Signature                       Title                 Date
- ---------                       -----                 ----

/s/ Jacqueline C. Duchange      Director              02/09/1994
- ------------------------------
Jacqueline C. Duchange


/s/ Michela A. English          Director              02/09/1994
- ------------------------------
Michela A. English


/s/ James E. Fitzgerald         Director              02/09/1994
- ------------------------------
James E. Fitzgerald


/s/ David J. Gladstone          Director              02/09/1994
- ------------------------------
David J. Gladstone


/s/ Lawrence I. Hebert          Director              02/09/1994
- ------------------------------
Lawrence I. Hebert


/s/ Michael J. Jackson          Director              02/09/1994
- ------------------------------
Michael J. Jackson


/s/ Leo J. O'Donovan, S.J.      Director              02/09/1994
- ------------------------------
Leo J. O'Donovan, S.J.


/s/ Steven B. Pfeiffer          Director              02/09/1994
- ------------------------------
Steven B. Pfeiffer


                                Director
- ------------------------------
John A. Sargent


/s/ James R. Schlesinger        Director              02/09/1994
- ------------------------------
James R. Schlesinger



Signature                       Title                 Date
- ---------                       -----                 ----

/s/ Robert L. Sloan             Director              02/09/1994
- ------------------------------
Robert L. Sloan


/s/ James W. Symington          Director              02/09/1994
- ------------------------------
James W. Symington


                                Director
- ------------------------------
Jack Valenti


/s/ Eddie N. Williams           Director              02/09/1994
- ------------------------------
Eddie N. Williams


* David Lesser, by signing his name hereto, signs this document on behalf of each of the persons indicated by an asterisk above pursuant to powers of attorney duly executed by such persons and filed herewith with the Securities and Exchange Commission.


                             /s/ David Lesser
                             ------------------------------
                             David Lesser, Attorney-in-Fact